UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

AKOUSTIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.001 par value	AKTS	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2020, Akoustis Technologies, Inc. (the “Company”) entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) with BofA Securities, Inc. and Piper Sandler & Co. (each, a “Sales Agent” and, together, the “Sales Agents”). Pursuant to the terms of the Agreement, the Company may sell from time to time through the Sales Agents shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to $50,000,000 (the “Shares”). Sales of Shares, if any, may be made by means of transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including block trades, ordinary brokers’ transactions on the Nasdaq Capital Market (“Nasdaq”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices or by any other method permitted by law. The Company intends to use the net proceeds from the offering, after deducting the Sales Agents’ commissions and the Company’s offering expenses, for general corporate purposes.

Under the terms of the Sales Agreement, the Company may also sell Shares to either or both of the Sales Agents as principals for their own accounts at a price to be agreed upon at the time of sale. Any sale of Shares to either Sales Agent as principal would be pursuant to the terms of a separate terms agreement between the Company and such Sales Agent.

The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement.

The Shares will be offered and sold pursuant to the registration statement on Form S-3 filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 8, 2020 (the “Registration Statement”), and the a prospectus supplement related to the Shares to be filed following such time as the Registration Statement is declared effective by the SEC.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached as an exhibit to the Registration Statement and incorporated by reference into this Item 1.01.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any sale of Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	ATM Equity Offering℠ Sales Agreement, dated May 8, 2020 by and among the Company, as issuer, and BofA Securities, Inc. and Piper Sandler & Co., as sales agents (incorporated by reference to Exhibit 1.2 of the Company’s Registration Statement on Form S-3 filed with the SEC on May 8, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akoustis Technologies, Inc.
Date: May 8, 2020	By:	/s/ Kenneth E. Boller
	Name:	Kenneth E. Boller
	Title:	Interim Chief Financial Officer